Exhibit (99)

                                                 State or Other
                                                 Jurisdiction
                                                 Under the Laws of
Subsidiaries  of  Owens  Corning  (6/30/98)      Which Organized

 Accord Vinyl Siding Inc.                        Ontario
 AmeriMark Building Products, Inc.               Delaware
 Carriage Hill Stone Co.                         Ohio
 Commercial Owens Corning Chile Limitada         Chile
 Crown Manufacturing Inc.                        Canada
 Cultured Stone Corporation                      California
 Deutsche Owens-Corning Glasswool GmbH           Germany
 Engineered Pipe Systems, Inc.                   Delaware
 Engineered Yarns America, Inc.                  Massachusetts
 Eric Company                                    Delaware
 European Owens-Corning Fiberglas, S.A.          Belgium
 Fabwel, Inc.                                    Indiana
 Falcon Foam Corporation                         Delaware
 Fibreboard Corporation                          Delaware
 Flowtite AS                                     Norway
 Flowtite Iberica, S.A.                          Spain
 Flowtite Offshore Services Ltd.                 Cyprus
 Flowtite Pipe & Tanks AS                        Norway
 Flowtite Technology AS                          Norway
 IPM Inc.                                        Delaware
 Integrex                                        Delaware
 Kitsons Insulation Products Ltd.                United Kingdom
 LMP Impianti Srl                                Italy
 Matcorp, Inc.                                   Delaware
 Norandex Inc.                                   Delaware
 N.V. Owens-Corning S.A.                         Belgium
 OC Celfortec Inc.                               Canada
 O/C/FIRST CORPORATION                           Ohio
 OCFOGO, Inc.                                    Delaware
 O.C. Funding B.V.                               The Netherlands
 O/C/SECOND CORPORATION                          Delaware
 OCW Acquisition Corporation
    (dba, Delsan Industries Corp.)               Delaware
 Owens Corning (Anshan) Fiberglas Co. Limited    China
 Owens Corning (China) Investment Company, Ltd.  China
 Owens Corning Building Materials Espana S.A.    Spain
 Owens-Corning Building Products (U.K.) Ltd.     United Kingdom
 Owens Corning Canada Inc.                       Canada
 Owens-Corning Canos, S.A.                       Argentina
 Owens-Corning Capital Holdings I, Inc.          Delaware
 Owens-Corning Capital Holdings II, Inc.         Delaware
 Owens-Corning Capital L.L.C.                    Delaware
 Owens Corning Cayman (China) Holdings           Cayman Islands
 Owens-Corning Cayman Limited                    Cayman Islands
 Owens-Corning Changchun Guan Dao Company Ltd.   China
 Owens Corning Espana SA                         Spain
 Owens-Corning Fiberglas A.S. Limitada           Brazil
 Owens-Corning Fiberglas Deutschland GmbH        Germany
 Owens-Corning Fiberglas Espana, S.A.            Spain


                                                 State or Other
                                                 Jurisdiction
                                                 Under the Laws of
Subsidiaries of Owens Corning (6/30/98)          Which Organized

Owens-Corning Fiberglas France S.A.              France
Owens-Corning Fiberglas (G.B.) Ltd.              United Kingdom
Owens-Corning Fiberglas (Italy) S.r.l.           Italy
Owens-Corning Fiberglas Norway A/S               Norway
Owens-Corning Fiberglas S.A.                     Uruguay
Owens-Corning Fiberglas Sweden Inc.              Delaware
Owens-Corning Fiberglas Technology Inc.          Illinois
Owens-Corning Fiberglas (U.K.) Ltd.              United Kingdom
Owens-Corning Fiberglas (U.K.) Pension Plan Ltd. United Kingdom
Owens-Corning Finance (U.K.) PLC                 United Kingdom
Owens Corning Foamular Board Company Limited     China
Owens-Corning FSC, Inc.                          Barbados
Owens-Corning Funding Corporation                Delaware
Owens-Corning (Guangzhou) Fiberglas Co., Ltd.    China
Owens-Corning Holdings Limited                   Cayman Islands
Owens Corning HT, Inc.                           Delaware
Owens-Corning Isolation France S.A.              France
Owens Corning (Japan) Ltd.                       Japan
Owens Corning Mexico, S.A. de C.V.               Mexico
Owens-Corning Ontario Holdings Inc.              Ontario
Owens-Corning Overseas Holdings, Inc.            Delaware
Owens Corning Pipe (Africa) Pvt. Ltd.            Zimbabwe
Owens Corning Polyfoam UK Ltd.                   United Kingdom
Owens Corning Polypan SPA                        Italy
Owens-Corning Real Estate Corporation            Ohio
Owens Corning (Shanghai) Fiberglas Co., Ltd.     China
Owens Corning (Singapore) PTE Ltd.               Singapore
Owens Corning South Africa (Pty) Ltd.            South Africa
Owens-Corning (Sweden) AB                        Sweden
Owens-Corning (UK) Holdings Limited              United Kingdom
Owens-Corning Veil Netherlands B.V.              The Netherlands
Owens-Corning Veil U.K. Ltd.                     United Kingdom
P Metals, Inc.                                   Delaware
Palmetto Products, Inc.                          Delaware
Prestige Vinyl Siding Inc.                       Ontario
Procanpol SP.Z.O.O.                              Poland
Scanglas Ltd.                                    United Kingdom
Soltech, Inc.                                    Kentucky
T Acquisition Inc.                               Delaware
Trumbull Asphalt Co. of Delaware                 Delaware
Vytec Corporation                                Ontario
Vytec Sales Corporation                          Delaware
Willcorp, Inc.                                   Delaware
Wrexham A.R. Glass Ltd.                          United Kingdom
10110 Newfoundland Limited                       Newfoundland